EXECUTION VERSION

TWELFTH AMENDMENT TO
AMENDED REVOLVING CREDIT AGREEMENT
TWELFTH AMENDMENT TO AMENDED REVOLVING CREDIT AGREEMENT, dated as of November 16, 2012 (this "Agreement"), is entered into by and among Alon USA Energy, Inc., a Delaware corporation (the "Parent"), Alon USA, LP, f/k/a SWBU, L.P., a Texas limited partnership ("Alon LP"; together with such other subsidiaries of the Parent as may be designated as a borrower under the Credit Agreement by Alon LP with the prior written consent of the Agent (as defined below) and the Required Lenders (as defined in the Credit Agreement), each individually a "Borrower", and, collectively, the "Borrowers"), all direct and indirect subsidiaries of the Parent other than the Excluded Subsidiaries (as defined in the Credit Agreement) (the Parent and such direct and indirect subsidiaries that are not Excluded Subsidiaries are hereinafter referred to individually as a "Guarantor Company" and, collectively, as the "Guarantor Companies"), the Lenders (as defined below), Israel Discount Bank of New York, as administrative agent, co-arranger and collateral agent for the Lenders (in such capacity, the "Agent"), and Bank Leumi USA, as co-arranger for the Lenders ("Bank Leumi").
WITNESSETH
WHEREAS, the Borrowers, the Guarantor Companies, the financial institutions from time to time party thereto (each a "Lender" and collectively, the "Lenders"), the Agent and Bank Leumi are parties to the Amended Revolving Credit Agreement, dated as of June 22, 2006 (as heretofore amended and as hereafter further amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), pursuant to which the Lenders agreed to make revolving loans to the Borrowers and to participate in letters of credit issued for the account of the Borrowers; and
WHEREAS, the Loan Parties have requested that the Lenders, Bank Leumi and the Agent enter into this Agreement to modify certain provisions of the Credit Agreement, subject to the terms and conditions set forth in this Agreement;
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
Section 1.Defined Terms; Other Definitional Provisions. Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary.
Section 2.    Amendments to the Credit Agreement.
(a)    New Definitions. Section 1.01 of the Credit Agreement is hereby amended by, as applicable, adding the following definitions that are new in appropriate alphabetical order or replacing the terms already defined therein with the following definitions of such terms:

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""Common Units" means the common units representing limited partner interests in the MLP."
""CS" means Credit Suisse AG."
""Drop Down Date" means the date on which the MLP enters into the Drop Down Term Loan Agreement and assumes the Drop Down Term Loans, which must be on or before June 1, 2013."
""Drop Down Term Loan Agent" means CS acting through its Cayman Islands branch, as administrative agent and collateral agent, or any other agent acting on behalf of the Drop Down Term Loan Lenders under the Drop Down Term Loan Agreement."
""Drop Down Term Loan Agreement" means the Credit and Guaranty Agreement, substantially in the form of Exhibit J to the Parent Term Loan Agreement (as in effect on the Twelfth Amendment Effective Date), among the MLP, the MLP GP, the other MLP Parties, the lenders from time to time party thereto and the Drop Down Term Loan Agent, to be entered into in connection with the MLP IPO and pursuant to which the MLP will assume the Drop Down Term Loans, as amended, restated, replaced or Refinanced from time to time, in whole or in part, which evidences and governs the Drop Down Term Loans or any Permitted Refinancing thereof."
""Drop Down Term Loan Documents" means (a) the "Loan Documents" or the "Credit Documents" as such term is defined in the Drop Down Term Loan Agreement, or (b) any term of similar import."
""Drop Down Term Loan Lenders" means the financial institutions and other lenders from time to time party to the Drop Down Term Loan Agreement as "Lenders" thereunder."
""Drop Down Term Loans" means the term loans to be assumed by the MLP pursuant to the Drop Down Term Loan Agreement in an aggregate principal amount not to exceed $250,000,000 (less the aggregate amount of all repayments, prepayments, repurchases or redemptions, whether optional or mandatory, in respect thereof after November 13, 2012), it being understood that the dollar limitation on Drop Down Term Loans set forth above shall decrease dollar for dollar upon any repayment, prepayment, repurchase or redemption, but no reduction shall occur in connection with any Refinancing that conforms with the definition of "Permitted Refinancing "."
""MLP" means Alon USA Partners, LP, a Delaware limited partnership."
""MLP Deadline" means June 1, 2013."
""MLP GP" means Alon USA Partners GP, LLC, a Delaware limited liability company and the sole general partner of the MLP."
""MLP Intercompany Agreements" shall have the meaning given such term in the Parent Term Loan Agreement, as in effect on the Eleventh Amendment Effective Date.

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""MLP IPO" means the underwritten initial public offering of Common Units of the MLP representing limited partner interests in the MLP consummated on the Drop Down Date, but in no event more than 20% of the issued and outstanding limited partner interests in the MLP."
""MLP Parties" means the MLP GP, the MLP, Alon USA Refining, Inc. (to be known as Alon USA Refining, LLC following its conversion to a limited liability company), Alon USA GP, LLC, Alon USA GP II, LLC, Alon USA Delaware, LLC, Alon USA, LP and each other Subsidiary of the MLP formed or acquired after the Drop Down Date."
""MLP Transactions" shall have the meaning set forth in Section 12.24."
""Parent Term Loan Agent" means CS acting through its Cayman Islands branch, as administrative agent and collateral agent, or any other agent acting on behalf of the Parent Term Loan Lenders under the Parent Term Loan Agreement."
""Parent Term Loan Agreement" means the Credit and Guaranty Agreement, dated as of November 13, 2012, among the Parent, certain Subsidiaries of the Parent party thereto, the lenders from time to time party thereto and CS acting through its Cayman Islands Branch, as administrative agent and collateral agent, as amended, restated, replaced or Refinanced from time to time, in whole or in part, which evidences and governs the Parent Term Loans or any Permitted Refinancing thereof."
""Parent Term Loan Documents" means (a) the "Loan Documents" or the "Credit Documents" as such term is defined in the Parent Term Loan Agreement, or (b) any term of similar import."
""Parent Term Loan Lenders" means the financial institutions and other lenders from time to time party to the Parent Term Loan Agreement as "Lenders" thereunder."
""Parent Term Loans" means the term loans made by the Parent Term Loan Lenders to the Parent pursuant to the Parent Term Loan Agreement in an aggregate principal amount not to exceed (a) prior to the Drop Down Date, $450,000,000 (less the aggregate amount of all repayments, prepayments, repurchases or redemptions, whether optional or mandatory, in respect thereof), and (b) on and after the Drop Down Date, $200,000,000 (less the aggregate amount of all repayments, prepayments, repurchases or redemptions, whether optional or mandatory, in respect thereof after November 13, 2012, other than those resulting in a reduction of the amount of the Drop Down Term Loans on the Drop Down Date), it being understood that in each case of clause (a) and (b) the dollar limitation on Parent Term Loans set forth above shall decrease dollar for dollar upon any repayment, prepayment, repurchase or redemption, but no reduction shall occur in connection with any Refinancing that conforms with the definition of "Permitted Refinancing"."
""Permitted Refinancing" means any Indebtedness issued or incurred in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to "Refinance"), any Term Loans or any Permitted Refinancing Term

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Loans that were previously issued or incurred; provided that (a) the final maturity date of such Indebtedness shall be no earlier than six months following the Termination Date, (b) the aggregate principal amount (or accreted value, if applicable) of such Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced, (c) a new Intercreditor Agreement shall have been executed and delivered satisfying the conditions of clause (b) of the definition thereof, and (d) no Permitted Refinancing shall have additional direct or indirect obligors, or greater guarantees or security, than the Indebtedness being Refinanced."
""Permitted Refinancing Drop Down Term Loan Agreement" means the Drop Down Term Loan Agreement, as amended, restated, replaced or Refinanced from time to time, which evidences and governs the Drop Down Term Loans or any Permitted Refinancing thereof."
""Permitted Refinancing Parent Term Loan Agreement" means the Parent Term Loan Agreement, as amended, restated, replaced or Refinanced from time to time, which evidences and governs the Parent Term Loans or any Permitted Refinancing thereof."
""Permitted Refinancing Term Loan Agreement" means a Permitted Refinancing Drop Down Term Loan Agreement or a Permitted Refinancing Parent Term Loan Agreement."
""Registration Statement" means the MLP's Registration Statement on Form S-1 filed on August 31, 2012, as amended through Amendment No. 6 thereto filed with the Securities and Exchange Commission on November 9, 2012."
""Twelfth Amendment" means the Twelfth Amendment to Credit Agreement, dated as of November 16, 2012, by and among the Parent, the Borrowers, the other Guarantors, the Lenders and the Agent."
""Twelfth Amendment Effective Date" means the date on which the Twelfth Amendment shall become effective in accordance with its terms."
(b)    The definition of "Eligible Accounts Receivable" is hereby amended by restating clause (iv) thereof it in its entirety to read as follows:
"(iv) such Account Receivable (A) is owned by such Loan Party (other than Alon Brands and the Parent) and is subject to a valid and perfected first priority security interest in favor of the WC Collateral Agent, securing the Obligations, free and clear of any other Lien (other than any junior and subordinate Lien in favor of any Term Loan Agent, securing, (I) prior to the Drop Down Date, any Parent Term Loan or any Permitted Refinancing thereof, (II) on or after the Drop Down Date, any Parent Term Loan or any Permitted Refinancing thereof if, but only if, the Agent approves in writing such Accounts Receivable of any non-MLP Party, and (III) on and after the Drop Down Date, any Drop Down Term Loan or any Permitted Refinancing thereof, and in the case of any Drop Down Term Loan or any Permitted Refinancing Drop Down Term Loan, such Drop Down Term Loan Agent shall have become party to, and such Drop Down Term Loan Lenders shall be bound by, an Intercreditor Agreement), and (B) continues to be in full

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conformity with any and all representations and warranties made by such Loan Party to the Agent and the Lenders with respect thereto in the Loan Documents;"
(c)    The definition of "Eligible Inventory" is hereby amended by restating clause (i) thereof it in its entirety to read as follows:
"(i) the Inventory is owned by a Loan Party (other than Alon Brands and the Parent) and is subject to a valid and perfected first priority security interest in favor of the WC Collateral Agent, securing the Obligations, free and clear of any other Lien (other than any junior and subordinate Lien in favor of any Term Loan Agent, securing, (I) prior to the Drop Down Date, any Parent Term Loan or any Permitted Refinancing thereof, (II) on or after the Drop Down Date, any Parent Term Loan or any Permitted Refinancing thereof if, but only if, the Agent approves in writing such Inventory of any non-MLP Party, and (III) on after the Drop Down Date, any Drop Down Term Loan or any Permitted Refinancing thereof, and in the case of any Drop Down Term Loan or any Permitted Refinancing thereof, such Drop Down Term Loan Agent shall have become party to, and such Drop Down Term Loan Lenders shall be bound by, an Intercreditor Agreement), it is not held on consignment or any other similar arrangement and may be lawfully sold and it continues to be in full conformity with any representations and warranties made in this Agreement and the other Loan Documents by such Loan Party with respect thereto;"
(d)    The definition of "Net Proceeds" is hereby amended by restating clause (a)(ii)(A) in its entirety to read as follows:
"(A) the amount of all payments (including any premium or penalties) required to be made (and promptly made) by a Loan Party as a result of such event to repay Indebtedness for borrowed money (other than Revolving Credit Loans and Term Loans and Permitted Refinancing Term Loans) secured by the assets subject thereto,"
(e)    The definition of "Permitted Refinancing Term Loan" is hereby amended by restating it in its entirety to read as follows:
""Permitted Refinancing Term Loan" means any Permitted Refinancing of a Term Loan."
(f)    The definition of "Termination Date" is hereby amended by restating it in its entirety to read as follows:
""Termination Date" means the earlier of (a) March 1, 2016, and (b) the date that is six months prior to (i) the final maturity date of the Parent Term Loan Agreement, if the Drop Down Date has not occurred, and (ii) the final maturity date of the Drop Down Term Loan Agreement and the final maturity date of any Permitted Refinancing Term Loan Agreement, if the Drop Down Date has occurred."
(g)    The definition of "Term Loan Agents" is hereby amended by restating it in its entirety to read as follows:

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""Term Loan Agent" means the Drop Down Term Loan Agent or the Parent Term Loan Agent."
(h)    The definition of "Term Loan Agreements" is hereby amended by restating it in its entirety to read as follows:
""Term Loan Agreement" means the Drop Down Term Loan Agreement or the Parent Term Loan Agreement."
(i)    The definition of "Term Loan Documents" is hereby amended by restating it in its entirety to read as follows:
""Term Loan Documents" means, collectively, the Drop Down Term Loan Documents and the Parent Term Loan Documents."
(j)    The definition of "Term Loans" is hereby amended by restating it in its entirety to read as follows:
""Term Loan" means a Drop Down Term Loan or a Parent Term Loan."
(k)    Section 6.01(v) – Use of Proceeds. Section 6.01(v) of the Credit Agreement is hereby amended by inserting new clauses (ii) and (iii), to read in their entirety as follows:
"(ii) On the Drop Down Date Alon Assets will assume the obligations of the Parent, and then the MLP will assume the obligations of Alon Assets, Inc., in respect of $250,000,000 (less the aggregate amount of all repayments, prepayments, repurchases or redemptions, whether optional or mandatory, in respect thereof after November 13, 2012) of Parent Term Loans outstanding immediately prior to the Drop Down Date under the Parent Term Loan Agreement.
(iii) The MLP will use the Net Proceeds of the MLP IPO to repay Indebtedness outstanding under intercompany notes, and the proceeds of such repayment shall be used to repay Indebtedness outstanding under the Parent Term Loan Agreement."
(l)    Section 7.02(a) – Liens, Etc.
(i)    Section 7.02(a)(vi) of the Credit Agreement is hereby restated to read in its entirety as follows:
"(vi)    Liens created under the Term Loan Documents, subject to the provisions of the Intercreditor Agreement; provided that (A) such Liens shall secure (I) prior to the Drop Down Date, the Parent Term Loans or any Permitted Refinancing thereof, (II) on or after the Drop Down Date, the Parent Term Loans or any Permitted Refinancing thereof, provided further that any Lien securing any Parent Term Loan or any Permitted Refinancing thereof on or after the Drop Down Date shall not attach to any asset or property of any MLP Party, and (III) after the Drop Down Date, the Drop Down Term Loans or any Permitted Refinancing thereof, in each case together with interest thereon and other obligations relating thereto not constituting indebtedness for borrowed money,

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(B) the aggregate principal amount of Indebtedness secured thereby shall not exceed (I) $450,000,000 in respect of the Parent Term Loan Agreement prior to the Drop Down Date, and (II) $250,000,000 in respect of the Drop Down Term Loan Agreement (in each case of clause (I) and (II), less the aggregate amount of all repayments, prepayments, repurchases or redemptions, whether optional or mandatory, in respect thereof), it being understood that the dollar limitation on Parent Term Loans and Drop Down Term Loans, and any Permitted Refinancing thereof, set forth in clause (B) above shall decrease dollar for dollar upon any repayment, prepayment, repurchase or redemption, but no reduction shall occur in connection with any Permitted Refinancing thereof, and (C) any lien or security interest in favor of any Term Loan Agent in IDB Revolving Facility First Lien Collateral (as defined in the Intercreditor Agreement) shall be junior and subordinate to the lien and security interest of the Agent therein, and any such Term Loan Agent shall have become party to, and the applicable Term Loan Lenders shall be bound by, an Intercreditor Agreement (it being understood and agreed that notwithstanding anything in this Agreement to the contrary, on and after the Drop Down Date in no event shall any Indebtedness of any Company or Excluded Subsidiary (other than an MLP Party) be secured by a Lien on any asset or property of any MLP Party); and"
(m)    Section 7.02(o) – Post-Tenth Amendment Covenants.
(i)    Section 7.02(o) of the Credit Agreement is hereby amended by restating clauses (i) and (ii) thereof in their entirety as follows:
"(i) to execute and deliver to the Agent a Second Amended Revolving Credit Agreement, amending and restating this Agreement (the "Second Amended Revolving Credit Agreement") on or prior to January 5, 2013, which shall incorporate the changes to this Agreement effected by the Twelfth Amendment and all prior Amendments and effect such other changes as are necessary, reasonable or otherwise agreeable to the parties in order to update this Agreement (including, without limitation, to address changes to the organizational structure of the Parent and its Subsidiaries and to update the terms and conditions hereof), (ii) to furnish to the Agent and the Lenders not more than two Business Days after execution thereof a certified copy of any Permitted Refinancing Term Loan Agreement, each "Loan Document" referred to therein and each legal opinion delivered thereunder that is executed and delivered after the Eleventh Amendment Effective Date, together with all exhibits and schedules thereto,"
(ii)    Section 7.02(o) of the Credit Agreement is hereby amended by inserting a new clause (viii) thereof it in its entirety to read as follows:
"(viii) to execute and deliver to the Agent on or prior to the date of the MLP IPO, (A) collateral assignment agreements with respect to each of the MLP Intercompany Agreements, (B) consents to such collateral assignment agreements, by the other parties to the MLP Intercompany Agreements, and (C) such other agreements, instruments and documents as the Agent may reasonably request."

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(n)    Section 10.01 – Events of Default.
(i)    Section 10.01(m) of the Credit Agreement is hereby restated to read in its entirety as follows:
"(m) An "Event of Default" (as defined in any Term Loan Agreement) shall have occurred under any Term Loan Agreement or any other Term Loan Document;"
(ii)    Section 10.01(t) of the Credit Agreement is hereby restated to read in its entirety as follows:
"(t) Any Term Loan Agreement shall be terminated for any reason (other than the repayment of all obligations thereunder) and a Permitted Refinancing Term Loan Agreement shall not have become effective:"
(iii)    Section 10.01(u) of the Credit Agreement is hereby restated to read in its entirety as follows:
"(u)    CS shall no longer be the Parent Term Loan Agent or Drop Down Term Loan Agent, as applicable, and the successor Parent Term Loan Agent or Drop Down Term Loan Agent, as applicable, shall have neither become party to the applicable Intercreditor Agreement as successor to CS nor shall have in lieu thereof entered into an Intercreditor Agreement reasonably acceptable to the Agent;"
(o)    MLP Transactions. Section 12 of the Credit Agreement is hereby amended by inserting a new Section 12.24 to the Credit Agreement, to read in its entirety as follows:
"Section 12.24 MLP Transactions.
(a)    The Loan Parties have informed the Agent and the Lenders of their intent to enter into a series of transactions described below (collectively, the "MLP Transactions"):

(i)    On August 17, 2012, Alon Assets formed Alon USA Partners GP, LLC, a Delaware limited liability company ("MLP GP") and the MLP (with the MLP GP becoming the non-economic general partner of the MLP);
(ii)    Alon Assets will sell one or more intercompany notes receivable from Refining and from Alon LP to Alon Capital in exchange for a note from Alon Capital, and Alon LP will sell one or more of its intercompany notes receivable from Alon Refining to Alon Capital in exchange for a note from Alon Capital;
(iii)    Alon Refining will convert from a Delaware corporation to a Delaware limited liability company;

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(iv)    Alon Refining will distribute the Capital Stock of Alon Crude Pipeline, LLC, a Texas limited liability company, to Alon Assets;
(v)    Alon Operating will form Alon USA Holdings, LLC, a Delaware limited liability company;
(vi)    Alon LP and Alon USA Holdings, LLC will undergo a multi-survivor merger, pursuant to which (i) both entities will survive, (ii) Alon Brands and its Subsidiaries and all other assets unrelated to the Big Spring Refinery will be owned by Alon USA Holdings and (iii) the Big Spring Refinery and related assets previously owned by Alon LP will continue to be owned by Alon LP;
(vii)    Alon USA GP, LLC, a Delaware limited liability company ("Alon USA GP"), will form Alon USA GP II, LLC, a Delaware limited liability company ("Alon USA GP II") to which it contributes its general partner interest in Alon LP;
(viii)    Alon Operating will merge with and into Alon Assets;
(ix)    Alon Assets will contribute Alon USA Delaware, LLC, a Delaware limited liability company, and Alon Refining (as converted to a Delaware limited liability company) to the MLP in exchange for Common Units and the assumption of the Drop Down Term Loans described in clause (xiii) below;
(x)    Alon USA GP will contribute Alon USA GP II to the MLP in exchange for Common Units, and Alon USA GP will distribute the Common Units it receives to its owner, Alon Assets;
(xi)    The MLP will distribute certain intercompany receivables (which it will receive by virtue of a distribution from its subsidiaries) to Alon Assets, and Alon Assets will assume certain intercompany payables from the MLP or its subsidiaries;
(xii)    Alon Assets will assume the Drop Down Term Loans in exchange for a note from Parent;
(xiii)    The MLP will assume the Drop Down Term Loans; and
(xiv)    The MLP will issue Common Units to the public (constituting up to 20% of the issued and outstanding capital and profits interests in the MLP) in exchange for cash, which will be used to pay expenses in connection with the transaction, repay certain intercompany liabilities and, if sufficient proceeds are raised, make a distribution to Alon Assets (and the Parent Term Loans shall be immediately prepaid by an amount equal to the lesser of the amount of such distribution and the amount of the Parent Term Loans after giving effect to the assumption of the Drop Down Term Loans by the MLP).

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(b)    Pursuant to the request of the Loan Parties but subject to the other provisions of this Section, the Agent and the Lenders hereby consent (the "MLP Consent") to, and waive (1) any Default or Event of Default that would otherwise arise under Section 10.01(c) or 10.01(d) by reason of, the MLP Transactions under the following sections of the Credit Agreement: Section 7.01(b) (Subsidiaries, Etc.), Section 7.02(b)(ii) (Intercompany Indebtedness Subject to a Subordination Agreement), Section 7.02(c) (Merger, Consolidation, Sale of Assets, Etc.), Section 7.02(e) (Investments, Etc.), Section 7.02(f) (Dividends, Prepayments, Etc.), Section 7.02(m) (Modifications of Organizational Documents and Certain Other Agreements; Etc.), (2) compliance with Section 4(a) of the Security Agreement (Schedule Update), (3) compliance with Section 6(h) of the Pledge and Security Agreement with respect to the MLP and (4) compliance with any requirement to make any prepayment pursuant to Section 2.07(d) of this Agreement in respect of any MLP Transaction; provided that:
(i)    the MLP Transactions (including, without limitation, the assumption by the MLP of the Drop Down Term Loans in the aggregate principal amount of $250,000,000 (less the aggregate amount of all repayments, prepayments, repurchases or redemptions, whether optional or mandatory, in respect thereof after November 13, 2012)) are consummated on or prior to the MLP Deadline;
(ii)    the Lenders' rights in any Collateral, including, without limitation, the existence, perfection and priority of any Lien of the WC Collateral Agent thereon, are not adversely affected in any respect (other than with respect to priority only, as expressly provided in an Intercreditor Agreement);
(iii)    the WC Collateral Agent's security interest in all Collateral existing immediately prior to the consummation of any MLP Transaction shall remain a perfected security interest, securing the Obligations, free and clear of all other Liens (other than Liens permitted in clauses (i), (ii), (iii), (iv), (v) or (vi) of Section 7.02(a), with the same (or better) priority as immediately prior to the consummation of any MLP Transaction, and the Companies shall have taken all actions necessary or reasonably requested by the WC Collateral Agent to maintain or protect the WC Collateral Agent's security interest;
(iv)    any asset of any Subsidiary of the Parent that constituted Collateral subject to the WC Collateral Agent's security interest immediately prior to the consummation of any MLP Transaction shall constitute Collateral subject to the WC Collateral Agent's security interest following the consummation of any MLP Transaction, and to the extent such asset is transferred the applicable Subsidiaries of the Parent shall execute and deliver the Loan Documents and take the other actions specified in Section 7.01(b)(i)(1)-(5) and (b)(ii) simultaneously with or immediately after the consummation of each MLP Transaction (it being understood and agreed that the parties intend that the collateral immediately after the consummation of any MLP Transaction shall be the same as immediately before the consummation of any MLP Transaction);

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(v)    the organizational structure and the capital structure of the Parent and its Subsidiaries, after giving effect to the Drop Down Date Transactions, shall be as set forth on Schedule 12.24(b);
(vi)    immediately after giving effect to the MLP Transactions, neither the MLP nor any of its Subsidiaries shall have outstanding any Indebtedness for borrowed money or letter of credit facility or Preferred Capital Stock, other than (A) Indebtedness incurred under the Drop Down Term Loan Documents, (B) Permitted Supply & Offtake Agreements (as defined in the Drop Down Term Loan Agreement as in effect on the date hereof), (C) intercompany Indebtedness among the MLP and its Subsidiaries to the extent subject to a Subordination Agreement (Intercompany), (D) Capital Lease Obligations that would otherwise be permitted pursuant to this Agreement, and (E) other Indebtedness to the extent permitted by this Agreement. The MLP shall have repaid, to the extent of the Net Proceeds received by it from the MLP IPO, amounts owed in respect of existing Subordinated Indebtedness owed to the Parent and certain of its Subsidiaries and, to the extent of any amounts thereunder remaining outstanding, Subordinated Indebtedness shall have been converted into Capital Stock in the MLP on or prior to the Drop Down Date, and the Parent shall have prepaid outstanding Parent Term Loans by an amount equal to the lesser of all Net Proceeds from the MLP IPO and the aggregate principal amount of the Parent Term Loans outstanding after giving effect to the assumption of the Drop Down Term Loans by the MLP. All the issued and outstanding Capital Stock in the MLP shall either be in the form of (I) the general partner interest, owned beneficially and of record by the MLP GP, or (II) the common units representing limited partner interests;
(vii)    all Indebtedness and other obligations (other than obligations under this Agreement and the other Loan Documents) of the Parent and its Subsidiaries (other than the MLP and its Subsidiaries) shall be without recourse of any kind or nature (direct or indirect) against any MLP Party or any of its Subsidiaries, including, without limitation, the Borrower, whether through guaranties, asset pledges or hypothecations or otherwise (it being understood and agreed that obligations of the Parent (including, without limitation, any obligations in respect of the Parent Term Loan Documents) shall not be secured by any security interest in or Lien on any of the assets of the Big Spring Refinery, it being agreed that neither the prepayment requirements under the Parent Term Loan Agreement nor any pledge of equity interests by any person that is not an MLP Party, in each case to the extent permitted by Section 7.02(a) of this Agreement, shall be deemed to cause the condition set forth in this clause (vii) not to be satisfied);
(viii)    the transactions contemplated by Section 11.1(a) of the Parent Term Loan Agreement shall have been consummated;
(ix)    the MLP IPO shall have occurred, or substantially concurrently with the effectiveness of the MLP Transactions shall occur, on terms and conditions consistent in all material respects with the information set forth in the Registration Statement, including with respect to the ownership structure, the assets and

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the liabilities of the MLP Parties and including the contribution to the MLP of all the Capital Stock in each of Alon USA Delaware, LLC and Alon Refining, Inc. The MLP shall have applied, or substantially concurrently with the effectiveness of the MLP Transactions shall apply, all the Net Proceeds received by it from the MLP IPO to the repayment of existing intercompany Indebtedness payable by the MLP Parties to the Parent and its Subsidiaries (other than the MLP Parties) and, to the extent of the excess of such Net Proceeds over the outstanding principal amount of such notes, otherwise shall have dividended such proceeds to the Parent or its Subsidiaries (other than the MLP Parties). The Parent shall have prepaid, or substantially concurrently with the effectiveness of the MLP Transactions shall prepay, Parent Term Loans by an amount equal to the lesser of all Net Proceeds from the MLP IPO and the amount of the Parent Term Loans after giving effect to the assumption of the Drop Down Term Loans by the MLP,
(x)    after giving effect to the prepayments referred to in the last sentence of paragraph (ix) (but without limiting in any respect the obligation set forth therein), the aggregate outstanding principal amount of the Parent Term Loans shall not exceed $50,000,000;
(xi)    both immediately before and immediately after giving effect to the MLP IPO, the MLP Transactions and the other transactions contemplated by the Registration Statement to occur on the Drop Down Date, (A) the representations and warranties of each Loan Party in each Loan Document and certificate and other writing of each Loan Party shall be true and correct (I) in the case of representations and warranties qualified or modified as to materiality in the text thereof, in all respects and (II) otherwise, in all material respects, in each case, except in the case of any representation and warranty that expressly relates to an earlier date, in which case such representation and warranty shall be so true and correct on and as of such earlier date, and (B) no Default or Event of Default shall have occurred and be continuing or would result therefrom (and the Agent shall have received a certificate from a senior officer of the Borrower certifying as to the foregoing);
(xii)    the Agent shall have received a complete and correct copy of each MLP Intercompany Agreement in effect on the Drop Down Date, certified by an Authorized Officer of the Partnership as complete and correct; and
(xiii)    the Agent and the Drop Down Term Loan Agent shall have executed and delivered an Intercreditor Agreement, in form and substance substantially similar to the Lien Subordination and Intercreditor Agreement dated as of November 13, 2012 (the "Parent Intercreditor Agreement"), by and among the Term Loan Agent, the Agent, the Parent and certain Subsidiaries of the Parent, and if no Parent Term Loans remain outstanding, the Parent Intercreditor Agreement shall have been terminated; each Lender hereby authorizes and directs the Agent to enter into such Intercreditor Agreement with the Drop Down Term Loan Agent on the Drop Down Date, and the Agent hereby agrees to execute and deliver such an Intercreditor Agreement that is identical to the

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Parent Intercreditor Agreement (subject to such changes thereto as are reasonably satisfactory to the Agent) upon the delivery thereof by the Drop Down Term Loan Agent;
(xiv)    the Agent shall have received such agreements, instruments, certificates and other documents in connection with the foregoing as it may reasonably require (including, without limitation, copies of the agreements, instruments, certificates and other documents delivered pursuant to Section 11.2 of the Parent Term Loan Agreement);
(xv)    the MLP Consent is subject to the accuracy of the description of the MLP Transactions in Section 12.24(a), and any amendment, modification or other change to any of the MLP Transactions will require the consent of the Required Lenders hereunder, except for changes that (i) (individually and in the aggregate) are immaterial and are not and could not reasonably be expected to be adverse to the Lenders or (ii) are otherwise permitted by this Agreement; and
(xvi)    the conditions precedent to the Drop Down Date set forth in Section 11.2 of the Parent Term Loan Agreement (as in effect on the date hereof) shall have been satisfied.
Except as otherwise expressly provided in this Section 12.24, each Loan Party confirms and agrees that (i) each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, (ii) this Agreement shall not operate as a waiver of any right, power or remedy of the Agent or the Lenders under this Agreement or any other Loan Document, nor constitute a waiver of any provision of this Agreement or any other Loan Document, including without limitation, any Default or Event of Default now existing or hereafter arising under this Agreement or any of the other Loan Documents, and (iii) to the extent that any such Loan Document purports to assign or pledge to the WC Collateral Agent, or to grant to the WC Collateral Agent a security interest in or lien on, any collateral as security for its obligations from time to time existing in respect of the Loan Documents, such pledge, assignment and/or grant of a security interest or lien is hereby ratified and confirmed in all respects as security for all of its obligations, whether now existing or hereafter arising. This Section 12.24 (A) shall be effective only in the specific instances and for the specific purposes set forth herein, and (B) does not allow any other or further departure from the terms of this Agreement or any other Loan Document, which terms shall continue in full force and effect."

(p)    Technical Clarifications; Term Loan Agreement. The Companies and the Lenders agree that upon the occurrence of the Drop Down Date:
(i)    the Credit and Guaranty Agreement dated as of November 13, 2012 (the "New Parent Term Loan Agreement"), among the Parent, Alon USA Partners, LP, a Delaware limited partnership (the "MLP"), certain other subsidiaries of the Parent party thereto, the lenders

DOC ID - 19240053.7	– 13 –

party thereto and Credit Suisse AG, as Administrative Agent and Collateral Agent (the "New Parent Agent"), if the Parent Term Loans thereunder are not paid in full on the Drop Down Date, shall be a "Permitted Refinancing Term Loan Agreement", and if the Parent Term Loans thereunder are paid in full, shall no longer be a "Permitted Refinancing Term Loan Agreement", and (B) the Credit and Guaranty Agreement dated as of the Drop Down Date (the "Drop Down Term Loan Agreement"), among the MLP, Alon USA Partners GP, LLC, a Delaware limited company ("GP"), certain other subsidiaries of the Parent party thereto, the lenders party thereto and Credit Suisse AG, as Administrative Agent and Collateral Agent (the "Drop Down Agent"), shall be the "Drop Down Term Loan Agreement",
(ii)    the New Parent Agent (if the Parent Term Loans thereunder are not paid in full on the Drop Down Date) and the Drop Down Agent are each a "Term Loan Agent",
(iii)     the Lien Subordination and Intercreditor Agreement among the Drop Down Agent, the Agent and the MLP Parties shall constitute an "Intercreditor Agreement" under and as defined in the Credit Agreement (and shall satisfy the requirements set forth in clause (b) of the definition of "Intercreditor Agreement" (as defined in the Credit Agreement)), and
(iv)    in the event of a direct conflict between the express terms and conditions of any Loan Document and the express terms and conditions of the Credit Agreement, insofar as such terms and conditions relate to any Term Loan Agreement, Term Loan Agent, Term Loan Documents, Term Loans, Permitted Refinancing Term Loans, Permitted Refinancing Term Loan Agreements or Term Loan Lenders, the provisions of the Credit Agreement shall govern and control and the conflicting provisions of any such Loan Document shall be deemed modified to the extent required to eliminate such conflict.
Notwithstanding anything herein to the contrary, except as expressly set forth herein, nothing in this Section 3(p) or in this Agreement shall constitute a consent to any of the terms and conditions of the New Parent Term Loan Agreement, the Drop Down Term Loan Agreement or any of the "Loan Documents" or "Credit Documents" referred to therein.
(r)    New Schedule. The Schedules to the Credit Agreement are hereby amended by adding the following schedule in appropriate numerical order:
(i)    Schedule 12.24(b) – Organizational Chart as of Drop Down Date. The Schedules to the Credit Agreement are hereby amended by adding Schedule 12.24(b) in appropriate numerical order and shall read as attached in Exhibit A hereto.
Section 3.    Eleventh Amendment Change. Section 4(b) of the Eleventh Amendment is hereby amended by restating it in its entirety as follows: "(b) $150,000 shall be due and payable on the earlier to occur of December 15, 2012, and the date the MLP IPO occurs (as defined in the Twelfth Amendment dated as of November 16, 2012, to the Credit Agreement)."
Section 4.    Twelfth Amendment Fee. The Borrowers shall pay to the Agent for the account of the Lenders, in accordance with their Pro Rata Shares, an amendment fee (the "Twelfth Amendment Fee") equal to $900,000, which shall be due and payable on the earlier to occur of December 15, 2012 and the date the MLP IPO occurs. The Borrowers agree that the

DOC ID - 19240053.7	– 14 –

Twelfth Amendment Fee has been fully earned as of the date hereof and that no portion of the Twelfth Amendment Fee shall be refundable for any reason whatsoever.
Section 5.    Conditions to Effectiveness. The effectiveness of the amendments provided for in Section 2 is subject to the fulfillment of the following conditions (the date such conditions are fulfilled is hereafter referred to as the "Twelfth Amendment Effective Date"):
(a)    The Borrowers shall have paid to the Agent all costs and expenses payable on the Twelfth Amendment Effective Date pursuant to Section 12.05 of the Credit Agreement.
(b)    The representations and warranties contained in this Agreement, the Credit Agreement (after giving effect to this Agreement) and in each other Loan Document and certificate or other writing delivered to the Agent or any Lender pursuant thereto on or prior to the Twelfth Amendment Effective Date shall be true and correct, (i) in the case of the representations and warranties qualified or modified as to materiality in the text thereof, in all respects, and (ii) otherwise, in all material respects, in each case on and as of the Twelfth Amendment Effective Date as though made on and as of such date, except to the extent that any such representation and warranty expressly relates solely to an earlier date (in which case such representation and warranty shall be true and correct on and as of such date); and, after giving effect to this Agreement, no Default or Event of Default shall have occurred and be continuing.
(c)    The Agent shall have received on or before the Twelfth Amendment Effective Date, five (5) copies of this Agreement, duly executed by the Loan Parties, the Agent and the Lenders.
(d)    The Agent shall have received the agreements, instruments and other documents in respect of the applicable MLP Parties that are required by clauses (1) through (5) of Section 7.01(b)(i) and by clause (ii) of Section 7.01(b).
Section 6.    Representations and Warranties. To induce the other parties hereto to enter into this Agreement, the Loan Parties represent and warrant to the Agent and the Lenders that, as of the Twelfth Amendment Effective Date:
(a)    Each of the Companies and the Parent (i) is a corporation, limited liability company or limited partnership (as applicable) duly organized, validly existing and in good standing under the laws of the state of its organization, (ii) has all requisite power and authority to execute, deliver and perform this Agreement, and to perform the Credit Agreement, as amended hereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where the failure to so qualify individually or in the aggregate is not reasonably likely to have a Material Adverse Effect.
(b)    The execution, delivery and performance by each of the Companies and the Parent of this Agreement and the performance by each of the Companies and the Parent of the Credit Agreement, as amended hereby, (i) have been duly authorized by all necessary action, (ii) do not and will not contravene, in the case of a corporation, its charter or by-laws, in the case

DOC ID - 19240053.7	– 15 –

of a limited liability company, its certificate of formation and limited liability operating agreement, or any applicable equivalent document, and in the case of a limited partnership, its certificate of limited partnership and limited partnership agreement, or any applicable equivalent document, or any applicable law or any material contractual restriction binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any such Loan Document or Term Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties except where such suspension, revocation, impairment, forfeiture or nonrenewal is not reasonably likely to have a Material Adverse Effect. The execution, delivery and performance by each of the Companies and the Parent of the New Parent Term Loan Agreement do not and will not violate any provision of the Credit Agreement or other Loan Documents.
(c)    No authorization, approval or consent of or other action by, and no notice to or filing with, any Governmental Authority or other regulatory body is required in connection with the due execution, delivery and performance by each Company and the Parent of this Agreement, or for the performance of the Credit Agreement, as amended hereby.
(d)    Each Loan Party has disclosed to the Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished in writing by or on behalf of any Loan Party to the Agent in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which it was made, not misleading; provided that, with respect to projected financial information, each Loan Party represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time prepared.
(e)    This Agreement, the Credit Agreement, as amended hereby, and each other Loan Document to which each Company and the Parent is a party is a legal, valid and binding obligation of such Company or the Parent, as applicable, enforceable against such Company or the Parent, as applicable, in accordance with its terms except to the extent that the enforceability thereof may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect affecting generally the enforcement of creditors' rights and remedies and by general principles of equity.
(f)    The representations and warranties contained in this Agreement, the Credit Agreement (after giving effect to this Agreement) and in each other Loan Document and certificate or other writing delivered to the Agent or any Lender pursuant thereto on or prior to the Twelfth Amendment Effective Date are true and correct, (i) in the case of the representations and warranties qualified or modified as to materiality in the text thereof, in all respects, and (ii) otherwise, in all material respects, in each case on and as of the Twelfth Amendment Effective Date as though made on and as of such date, except to the extent that any such

DOC ID - 19240053.7	– 16 –

representation and warranty expressly relates solely to an earlier date (in which case such representation and warranty shall be true and correct on and as of such date); and, after giving effect to this Agreement, no Default or Event of Default shall have occurred and be continuing.
Section 7.    Reservation of Rights. No action or acquiescence by the Agent and the Lenders, including, without limitation, this Agreement of, or the acceptance of any payments under, the Credit Agreement, shall constitute a waiver of any Default or Event of Default that may exist as of the Twelfth Amendment Effective Date, except as otherwise expressly provided herein. Accordingly, the Agent and the Lenders reserve all of their rights under the Credit Agreement, the Loan Documents, at law and otherwise regarding any such Default or Event of Default, except as otherwise expressly provided herein.
Section 8.    Continued Effectiveness of the Credit Agreement and Other Loan Documents. Each Loan Party hereby (i) acknowledges and consents to this Agreement, (ii) confirms and agrees that the Credit Agreement and each other Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Twelfth Amendment Effective Date all references in any such Loan Document to "the Credit Agreement", the "Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Credit Agreement shall mean the Credit Agreement as modified by this Agreement, and (iii) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to the WC Collateral Agent or the Agent for the benefit of the Lenders, or to grant to the WC Collateral Agent or the Agent for the benefit of the Lenders a security interest in or Lien on, any Collateral as security for the Obligations of the Loan Parties from time to time existing in respect of the Credit Agreement (as modified hereby) and the other Loan Documents, such pledge, assignment and/or grant of the security interest or Lien is hereby ratified and confirmed in all respects. This Agreement does not and shall not affect any of the obligations of the Loan Parties, other than as expressly provided herein, including, without limitation, the Loan Parties' obligations to repay the Obligations in accordance with the terms of Credit Agreement, or the obligations of the Loan Parties under any Loan Document to which they are a party, all of which obligations shall remain in full force and effect. Except as expressly provided herein, the execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of WC Collateral Agent, the Agent or any Lender under the Credit Agreement or any other Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document.
Section 9.    Miscellaneous.
(a)    This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of a counterpart hereby by facsimile or other electronic transmission shall be equally effective as delivery of a manually executed counterpart hereof.
(b)    Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

DOC ID - 19240053.7	– 17 –

(c)    THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
(d)    THE LOAN PARTIES, THE AGENT AND THE LENDERS EACH HEREBY IRREVOCABLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.
(e)    Each Loan Party hereby acknowledges and agrees that this Agreement constitutes a "Loan Document" under the Credit Agreement. Accordingly, it shall be an Event of Default under the Credit Agreement if (i) any representation or warranty made by any Loan Party under or in connection with this Agreement shall have been untrue, false or misleading in any material respect when made, or (ii) any Loan Party shall fail to perform or observe any term, covenant or agreement contained in this Agreement.
(f)    The Loan Parties will pay on demand all reasonable fees, reasonable out-of-pocket costs and expenses of the Agent in connection with the preparation, execution and delivery of this Agreement and the administration of the Credit Agreement, including, without limitation, the reasonable fees, out-of-pocket disbursements and other client charges of Schulte Roth & Zabel LLP.

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DOC ID - 19240053.7	– 18 –

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.
Borrower:
ALON USA, LP
By: Alon USA GP, LLC, a Delaware limited liability company, its general partner

By:	/s/ Shai Even
Name:	Shai Even
Title:	Senior Vice President and Chief Financial Officer

DOC ID - 19240053.7	– 19 –

Guarantor Companies:

ALON USA OPERATING, INC.
ALON USA REFINING, INC.
ALON USA, INC.
ALON USA ENERGY, INC.
ALON PARAMOUNT HOLDINGS, INC.
ALON USA GP, LLC
ALON ASSETS, INC.
ALON USA CAPITAL, INC.
ALON BRANDS, INC.
ALON USA DELAWARE, LLC
ALON CRUDE PIPELINE, LLC
ALON USA PARTNERS GP, LLC

By:	/s/ Shai Even
Name:	Shai Even
Title:	Senior Vice President and Chief Financial Officer
ALON USA PARTNERS, LP
By: Alon USA Partners GP, LLC, its general partner

By:	/s/ Shai Even
Name:	Shai Even
Title:	Senior Vice President and Chief Financial Officer

DOC ID - 19240053.7	– 20 –

Agent and Lender:

ISRAEL DISCOUNT BANK OF NEW YORK

By:	/s/ Roy Nachimzon
Name:	Roy Nachimzon
Title:	Senior Vice President

By:	/s/ Mali Golan
Name:	Mali Golan
Title:	Vice-President

DOC ID - 19240053.7	– 21 –

Lender:

BANK LEUMI USA

By:	/s/ Dr. Avram Keusch
Name:	Dr. Avram Keusch-827
Title:	First Vice President

By:	/s/ Michaela Klein
Name:	Michaela Klein-212
Title:	First Senior Vice President

DOC ID - 19240053.7	– 22 –